UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2009

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Closing of Series D Preferred Stock Offering

On December 1, 2009, nFinanSe Inc. (the “Company”) entered into Securities Purchase Agreements, dated as of December 1, 2009 (the “Purchase Agreements”), with several institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued 267,134 shares of its Series D Convertible Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), and warrants (the “Warrants”) to purchase 2,671,340 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at an exercise price of $0.01 per share, for an aggregate purchase price of $801,401 in cash.

The consummation of the transactions contemplated by the Purchase Agreements closes the Company’s offering of Series D Preferred Stock, which was initially announced by the Company in that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009.  In total, the offering was comprised of an aggregate 4,331,838 shares of Series D Preferred Stock and 43,318,380 Warrants for the aggregate purchase price of $12,995,514, $7,301,616 of which was paid by investors in cash and $5,693,898 was paid by investors through the exchanges of a like amount of certain outstanding accommodation loans, term loans and accrued interest payable thereon.

Pursuant to the terms of the Purchase Agreements, each Investor who invested an amount equal to or greater than 25% of the amounts invested in prior transactions involving stock or certain accommodation loans and term loans had the exercise price of any Company warrants held by such Investor reduced to (i) $0.30 per share of Common Stock, if they invested $100,000 or more, or (ii) $0.01 per share of Common Stock, if they invested $250,000 or more.

The Warrants entitle the Investors to purchase shares of Common Stock at an exercise price of $0.01 per share, which exercise price is subject to customary adjustments for Common Stock splits and reverse stock splits.  The Warrants are exercisable during the period commencing on the first anniversary of the date of the Warrant and expiring four (4) years thereafter, and may be exercised by means of a “cashless exercise.”  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as the Investors would have received had they been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by the Investors to the extent that, if exercised, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

Emerging Growth Equities, Ltd. (“EGE”) acted as placement agent for the above-described transactions and received a $34,400 fee, as previously reported.  Robert A. Berlacher, a current stockholder of the Company, is a co-founder and director of EGE Holdings, Ltd. (“EGE Holdings”), a holding company with a 100% ownership interest in EGE.  Mr. Berlacher received no compensation from EGE Holdings or EGE related to the Company’s sale of Series D Preferred Stock and the Warrants.  Bruce E. Terker, a member of our Board, controls two entities that are investors in EGE Holdings.

The foregoing is a summary description of certain terms of the Purchase Agreements and the Warrants.  References to the Purchase Agreements and the form of the Warrants are listed as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the Purchase Agreements and Warrants in their entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Series D Preferred Stock (and shares of Common Stock to be issued upon conversion thereof (the “Conversion Shares”)) have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Company offered and sold the Series D Preferred Stock and Conversion Shares to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

On August 21, 2009, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Rights and Preferences of Series D Convertible Preferred Stock (the “Series D Certificate”), which sets forth the rights and preferences of the Series D Preferred Stock.  The Series D Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of August 21, 2009.  The Series D Certificate was attached as Exhibit 99.6 to that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement (attached as Exhibit 99.1 to that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009).
99.2	Form of Warrant (attached as Exhibit 99.2 to that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	December 7, 2009	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Securities Purchase Agreement (attached as Exhibit 99.1 to that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009).
99.2	Form of Warrant (attached as Exhibit 99.2 to that certain Form 8-K, filed by the Company with the Securities and Exchange Commission on August 26, 2009).

DB1/63597632.3